ANCHIN, BLOCK & ANCHIN LLP
                                               Accountants & Advisors

                                               1375 Broadway
                                               New York, NY  10018
                                               (212) 840-3456
                                               www.anchin.com




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-effective Amendment No. 1 to Registration Statement No. 333-141079 of Robeco-Sage Triton Fund, L.L.C. on Form N-2 of our report dated May 21, 2007. We also consent to the references to us under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and under the caption "Financial Statements" in the Statement of Additional Information.


                                               ANCHIN, BLOCK & ANCHIN LLP



New York, New York
April 28, 2008



















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